UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2011

COINSTAR, INC.

(Exact name of registrant as specified in charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COINSTAR, INC.

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 943-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2011, Coinstar, Inc. (the “Company”), as borrower, entered into the Second Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) providing for a senior secured revolving credit facility and a senior secured term loan facility with Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers, Wells Fargo Bank, National Association, as syndication agent, HSBC Bank USA, National Association, Royal Bank of Canada and U.S. Bank National Association, as co-documentation agents, as well as other lenders that are parties to the Amended and Restated Credit Agreement (collectively, the “New Credit Facilities”). The Amended and Restated Credit Agreement will amend and restate in its entirety the Credit Agreement originally entered into by the Company on November 20, 2007 (the “Existing Credit Agreement”), and all previous amendments and restatements of the Existing Credit Agreement. The credit facilities provided to the Company under the Existing Credit Agreement will be replaced by the New Credit Facilities.

The New Credit Facilities consist of (i) a five-year amortizing term loan facility in the amount of $175 million (the “Term Loan”) and (ii) a $450 million revolving line of credit commitment (the “Revolving Line”). The Company may, subject to applicable conditions and subject to obtaining commitments from lenders, request an increase in the New Credit Facilities of up to $250 million in aggregate, which can be comprised of additional term loans and increases to the commitment under the Revolving Line. The increased credit available under the New Credit Facilities provides the Company with greater flexibility for future potential financing needs.

The interest rates and Revolving Line commitment fees to be paid under the New Credit Facilities are lower than those under the Existing Credit Facility. The Company, subject to applicable conditions, may elect interest rates on its revolving borrowings calculated by reference to (i) the British Bankers Association LIBOR rate (the “BBA LIBOR Rate”) fixed for given interest periods or (ii) Bank of America’s prime rate (or, if greater, (a) the average rate on overnight federal funds plus 0.50 percent or (b) the BBA LIBOR Rate plus 1 percent) (the “Base Rate”), plus a margin determined by the Company’s consolidated net leverage ratio. For swingline borrowings, the Company will pay interest at the Base Rate, plus a margin determined by the Company’s consolidated net leverage ratio. For borrowings made with the BBA LIBOR Rate, the margin ranges from 125 to 200 basis points, while for borrowings made with the Base Rate, the margin ranges from 25 to 100 basis points.

Pricing Grid under New Credit Facilities

Applicable Rate

Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee	BBA LIBOR Rate +	Letter of Credit Fee (1)	Base Rate +
1	≤1.00 to 1.00	0.20%	1.25%	1.25%	0.25%
2	>1.00 to 1.00 but ≤1.50 to 1.00	0.25%	1.50%	1.50%	0.50%
3	>1.50 to 1.00 but ≤2.25 to 1.00	0.30%	1.75%	1.75%	0.75%
4	>2.25 to 1.00 but ≤3.00 to 1.00	0.35%	2.00%	2.00%	1.00%

(1)	Fees on outstanding letters of credit are paid at a per annum rate equal to the applicable rate then in effect with respect to LIBOR loans.

The Amended and Restated Credit Agreement requires quarterly principal amortization payments under the Term Loan such that the annual amount of principal payments will equal the following percentage of the initial principal amount of the Term Loan: Year 1: 5 percent; Year 2: 7.5 percent; Year 3: 10 percent; Year 4: 12.5 percent; and Year 5: 12.5 percent, with the then remaining principal balance due and payable in full on July 15, 2016. The Revolving Line matures on July 15, 2016, at which time all outstanding borrowings must be repaid and all outstanding letters of credit must have been terminated or cash collateralized. The Company may prepay amounts borrowed under the Term Loan without premium or penalty (other than LIBOR breakage costs), but amounts prepaid may not be reborrowed.

The Amended and Restated Credit Agreement has covenants similar in nature to the Existing Credit Agreement, but providing the Company with a somewhat greater degree of flexibility than the Existing Credit Agreement with regard to certain matters, including the incurrence of indebtedness, capital expenditures, the making of restricted payments and permitted acquisitions. The Amended and Restated Credit Agreement contains certain loan covenants, including, among others, financial covenants providing for a maximum consolidated net leverage ratio (i.e., consolidated total debt (net of certain cash and cash equivalents held by the Company and its domestic subsidiaries) to consolidated EBITDA) and a minimum consolidated interest coverage ratio, and limitations on the Company’s ability with regard to the incurrence of debt, the existence of liens, capital expenditures, stock repurchases and dividends, investments, and mergers, dispositions and acquisitions. The Company’s obligations under the New Credit Facilities are guaranteed by each of the Company’s direct and indirect U.S. subsidiaries (collectively, the “Guarantors”).

The Amended and Restated Credit Agreement contains events of default similar to the Existing Credit Agreement that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to certain other indebtedness and events constituting a change of control. The occurrence of an event of default will increase the applicable rate of interest and could result in the acceleration of the Company’s obligations under the New Credit Facilities and the obligations of any or all of the Guarantors to pay the full amount of the Company’s obligations under the New Credit Facilities.

Parties to the New Credit Facilities have in the past performed, and may in the future perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, compensation and expense reimbursement.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement attached hereto as Exhibit 10.1, which exhibit is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events.

The Company issued a press release on July 21, 2011 regarding the authorization by the Company’s board of directors of the repurchase of an additional $250 million (plus the cash proceeds received by the Company from the exercise of stock options by its officers, directors and employees) of the Company’s common stock under an additional share repurchase program. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated July 15, 2011, among Coinstar, Inc., as borrower, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers, Wells Fargo Bank, National Association, as syndication agent, HSBC Bank USA, National Association, Royal Bank of Canada and U.S. Bank National Association, as co-documentation agents, as well as other lenders that are parties thereto*

99.1	Press Release regarding New Credit Facility issued by Coinstar, Inc. dated July 21, 2011

99.2	Press Release regarding Share Repurchase Program issued by Coinstar, Inc. dated July 21, 2011

*	In reviewing this agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The agreement may contain representations and warranties by the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (i) should not in all instances be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COINSTAR, INC.

By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

Dated: July 21, 2011

INDEX TO EXHIBITS

10.1	Second Amended and Restated Credit Agreement, dated July 15, 2011, among Coinstar, Inc., as borrower, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers, Wells Fargo Bank, National Association, as syndication agent, HSBC Bank USA, National Association, Royal Bank of Canada and U.S. Bank National Association, as co-documentation agents, as well as other lenders that are parties thereto

99.1	Press Release regarding New Credit Facility issued by Coinstar, Inc. dated July 21, 2011

99.2	Press Release regarding Share Repurchase Program issued by Coinstar, Inc. dated July 21, 2011